UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

REDDY ICE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2011 Reddy Ice Holdings, Inc. (“Reddy Ice” or the “Company”) was notified by NYSE Regulations, Inc. that the common stock of the Company — ticker symbol FRZ — will be suspended prior to the market opening on Thursday, December 29, 2011 from the New York Stock Exchange (“NYSE”).  The Company expects to commence trading on the over-the-counter (OTC) market that same day under a symbol yet to be determined.

The NYSE has determined that the Company is no longer suitable for listing in view of the fact that the Company has fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of less than $15 million, which is a minimum threshold for listing.

Reddy Ice does not plan to appeal the suspension.

On December 21, 2011, the NYSE issued a press release regarding its determination to suspend the Company’s common stock.  The press release is contained in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†                                 Press Release, dated December 21, 2011.

†                                                      Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 22, 2011

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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